UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2010

INTERNATIONAL ASSETS HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23554	59-2921318
(State or Other Jurisdiction)	(Commission)	(IRS Employer Id. No.)

708 Third Avenue, Suite 1500, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212)-485-3500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 2, 2010, FCStone Group, Inc. (“FCStone”), a wholly owned subsidiary of International Assets Holding Corporation (“International Assets”), entered into a Purchase Agreement dated as of July 2, 2010, with Hanley Group Holdings, LLC (the “Seller”); HGC Trading, LLC, HGC Asset Management, LLC, HGC Advisory Services, LLC, Hanley Alternative Trade Group, LLC, and HGC Office Services, LLC (the “Hanley Companies”); George P. Hanley (“Hanley”); George P. Hanley Trust (the “Trust”); and George P. Hanley GRAT (the “GRAT”).

The Hanley Companies are engaged in the business of acting as market makers and dealers in exchange traded options and futures on soft commodities; executing and trading derivatives on soft commodities in the over the counter market; and providing related advisory services.

Under the terms of the Purchase Agreement, FCStone has agreed to acquire all of the outstanding membership interests in the Hanley Companies from the Seller. The purchase price for the interests will be an amount equal to the sum of the following:

•	an initial payment to be made at the closing of $7,500,000;

•	two (2) payments to be made within sixty days of the closing equal to the adjusted net asset value (the “Adjusted NAV”) of the Hanley Companies as of June 30, 2010;

•

three (3) additional payments equal to 15% of the adjusted earnings before interest and taxes (the “Adjusted EBIT”) of the soft commodities derivatives business of the Hanley Companies and FCStone Trading LLC (the “Derivatives Division”) for each twelve month period during the three year period commencing on July 1, 2010, subject to an annual limit of $7,000,000 and an overall maximum of $12,500,000; and

•

a final payment based on the cumulative Adjusted EBIT of the Derivatives Division for the three year period commencing on July 1, 2010. In the event that the cumulative Adjusted EBIT equals or exceeds $100,000,000, then the final EBIT Payment will be equal to $10,000,000. In the event that the cumulative Adjusted EBIT is greater than $80,000,000, but less than $100,000,000, then the final EBIT Payment will be equal to the product of: (A) $10,000,000, and (B) a fraction, the numerator of which is the amount by which the cumulative Adjusted EBIT exceeds $80,000,000, and the denominator of which is $20,000,000.

At the closing under the Purchase Agreement, International Assets and the Seller will also enter into an option agreement (the “Option Agreement”), pursuant to which the Seller will have the right to elect, in its discretion, to receive up to thirty percent (30%) of the final EBIT Payment in the form of restricted shares of the common stock of International Assets. The Option may be exercised by the Seller at any time during the twenty day period commencing on June 30, 2013. The option price (the “Option Price”) will be equal to the greater of: (i) $16.00 per share, or (ii) seventy five percent (75%) of the fair market value of the common stock of International Assets as of June 30, 2013. The maximum number of restricted shares issuable upon the exercise of the Option is 187,500 shares. The restricted shares will be subject to restrictions on transfer which will lapse at the rate of one-third per year over the three year period commencing on June 30, 2013.

The Purchase Agreement contains certain termination rights for both International Assets and the Seller.

Consummation of the transactions contemplated by the Purchaser Agreement is subject to the regulatory approvals and the satisfaction or waiver of various conditions as more fully described in the Purchase Agreement. It is anticipated that the closing of the proposed transaction will occur prior to July 15, 2010.

George Hanley has agreed to serve as the Chief Executive Officer of the Hanley Companies and the Derivatives Division for three years after the closing.

The obligations of FCStone under the Purchase Agreement will be guaranteed by International Assets.

The full text of the Purchase Agreement, and the form of the Option Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On July 6, 2010, International Assets issued a press release regarding the proposed acquisition of the Hanley Companies and related matters. A copy of the press release is furnished with this report as Exhibit 99.1.

The information under this Item and Exhibit 99.1 are being furnished pursuant to General Instruction B.2 of Form 8-K, and neither the information in this Item nor Exhibit 99.1 shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Document

10.1	Purchase Agreement dated as of July 2, 2010, by and among FCStone Group, Inc.; Hanley Group Holdings, LLC; HGC Trading, LLC; HGC Asset Management, LLC; HGC Advisory Services, LLC; Hanley Alternative Trade Group, LLC; HGC Office Services, LLC; George P. Hanley; George P. Hanley Trust and George P. Hanley GRAT.

10.2	Form of Option Agreement by and among International Assets Holding Corporation and Hanley Group Holdings, LLC

99.1	Press release dated as of July 6, 2010

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2010	INTERNATIONAL ASSETS HOLDING CORPORATION
	By:	/S/ SEAN M. O’CONNOR
Sean M. O’Connor, Chief Executive Officer

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